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Exhibit 23.7

[DEGOLYER AND MACNAUGHTON LETTERHEAD]

March 19, 2007

Forest Oil Corporation
707 Seventeenth Street Suite 3600
Denver, Colorado 80202

Ladies and Gentlemen:

        We hereby consent to the use of the name DeGolyer and MacNaughton and the information regarding our review of reserves estimated by Forest Oil Corporation (the "Company") in the Annual Report on Form 10-K of the Company for the year ended December 31, 2006, and to the incorporation by reference thereof into the Company's Registration Statement on Form S-4 to which this consent is an Exhibit and which is being filed in connection with the Company's proposed merger with The Houston Exploration Company. We further consent to the reference to our "Appraisal Report as of June 30, 2006 on Certain Properties owned by Forest Oil Corporation in Alaska" in the Company's Registration Statement on Form S-4 in sub-section 4.6 Oil and Gas Reserves of Article IV.

Very truly yours,
/s/ DeGOLYER and MacNAUGHTON
DeGOLYER and MacNAUGHTON

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  Exhibit 23.7